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                               CONSENT OF COUNSEL

                                 AIM Stock Funds

                We hereby consent to the use of our name and to the reference to our firm under the caption "Other Service Providers - Legal Counsel" in the Statement of Additional Information for the retail and institutional classes of AIM Dynamics Fund, AIM Small Company Growth Fund and AIM S&P 500 Index Fund, as applicable, which is included in Post-Effective Amendment No. 79 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-26125), and Amendment No. 53 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-1474), on Form N-1A of AIM Stock Funds.

                                /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                ------------------------------------------
                                Ballard Spahr Andrews & Ingersoll, LLP

Philadelphia, Pennsylvania
October 18, 2005